                                                                   EXHIBIT 11. 1

                    AMERICAN SOFTWARE, INC. AND SUBSIDIARIES

             STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                              Year ended April 30,
                                                 ------------------------------------------
                                                      1997       1996        1995
                                                 ------------------------------------------
Common shares:
Weighted average common shares outstanding:
 Class A shares.............................       18,535,593    17,423,093    17,477,410
 Class B shares.............................        4,819,501     4,838,689     4,840,489
                                                   ----------    ----------    ----------

Totals......................................       23,355,094    22,261,782    22,317,899
                                                   ==========    ==========    ==========

Net earnings (loss)                              $  2,331,854   $(9,749,337)  $(6,689,162)
                                                  ===========    ===========   ===========

Net earnings (loss) per common and common
 equivalent share                                $        .10   $      (.44)  $      (.30)
                                                  ===========    ===========   ===========
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